                                                                     EXHIBIT 3.9

                           ARTICLES OF INCORPORATION

                                       OF

                                  MEDSUB, INC.

                                       I.

     The name of the Corporation is:

                                  MedSub, Inc.

                                      II.

     The Corporation shall have authority to issue 1,000 shares of common stock, and the par value of each share shall be one cent ($.01).

                                      III.

     The initial registered office of the Corporation shall be at 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339, in Cobb County. The initial registered agent of the Corporation shall be Pamela S. Topper, whose address is 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

                                      IV.

     The name and address of the incorporator is:

                                Pamela S. Topper
                            2700 Cumberland Parkway
                                   Suite 300
                             Atlanta, Georgia 30339

                                       V.

     The mailing address of the initial principal office of the Corporation is 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

                                      VI.

     The initial Board of Directors shall consist of three (3) members who shall be and whose addresses are:

                               Randolph G. Brown
                            2700 Cumberland Parkway
                                   Suite 300
                             Atlanta, Georgia 30339

                               Gene P. Kaczmarski
                            2700 Cumberland Parkway
                                   Suite 300
                             Atlanta, Georgia 30339


                                Michael R. Cote
                            2700 Cumberland Parkway
                                   Suite 300
                             Atlanta, Georgia 30339


                                      VII.

         No Director shall have any personal liability to the Corporation or to its Shareholders for monetary damages for breach of the duty of care or any other duty as a Director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a Director for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liabilities of a Director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the Director derived an improper personal benefit.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 3rd day of August, 1993.


                                             /s/ Pamela S. Topper
                                             -------------------------------
                                             Pamela S. Topper
                                             Incorporator

Secretary of State                              DOCKET NUMBER     : 932440042
Business Services and Regulation                CONTROL NUMBER    : 9317650
Suite 315, West Tower                           EFFECTIVE DATE    : 09/01/1993
2 Martin Luther King Jr. Dr.                    REFERENCE         : 0094
Atlanta, Georgia 30334-1330                     PRINT DATE        : 09/01/1993
                                                FORM NUMBER       : 412


PARANET CORPORATION SERVICES, INC.
DOUGLAS W. JUNKER
3790 SATELLITE BLVD/ SUITE 102
DULUTH, GA 30136


                     CERTIFICATE OF MERGER AND NAME CHANGE


I, MAX CLELAND, Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Georgia Law certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity::
MEDSUB, INC., a Georgia corporation

Changing its name to:
GOTTLIEB'S FINANCIAL SERVICES, INC.

Nonsurviving Entity/Entities:
GOTTLIEB'S FINANCIAL SERVICES, INC., a Florida corporation
ASSET MANAGEMENT OF JACKSONVILLE, INC., a Florida corporation


                                    /s/ Max Cleland
                                    -------------------------
                                    MAX CLELAND
                                    SECRETARY OF STATE

           [SEAL]
                                    /s/ Verley J. Spivey
                                    -------------------------
                                    VERLEY J. SPIVEY
                                    DEPUTY SECRETARY OF STATE

    SECURITIES        CEMETERIES        CORPORATIONS      CORPORATIONS HOT-LINE
     656-2894          656-3079           656-2817             404-656-2222
                                                          Outside Metro-Atlanta

                             CERTIFICATE OF MERGER

                                       OF

                    GOTTLIEB'S FINANCIAL SERVICES, INC. AND

                     ASSET MANAGEMENT OF JACKSONVILLE, INC.

                                 WITH AND INTO

                                  MEDSUB, INC.

                         - - - - - - - - - - - - - - -

         The undersigned corporation, organized and existing under and by virtue of the Georgia Business Corporation Code (the "Code"), DOES HEREBY
CERTIFY:

         1. Gottlieb's Financial Services, Inc., a Florida corporation, and Asset Management of Jacksonville, Inc., a Florida corporation, are merging with and into MedSub, Inc., a Georgia corporation (the "Merger"), and MedSub, Inc. will be the surviving Georgia corporation following the Merger, using the name "Gottlieb's Financial Services, Inc."

         2. The Articles of incorporation of MedSub, Inc. (the "Articles"), as amended hereby, will continue after the Merger as the Articles of Incorporation of the surviving corporation. The Articles are hereby amended by deleting
Article I of the Articles in its entirety and substituting in lieu thereof the following:

             "The name of the Corporation is:

                      Gottlieb's Financial Services, Inc.

         3. The executed Plan of Merger pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Gottlieb's Financial Services, Inc., c/o Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

         4. A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any corporation that is a party to the Merger.

         5. The Merger has been duly approved by unanimous written consent of the shareholders of Gottlieb's Financial Services,

Inc., by the written consent of the sole shareholder of Asset Management of Jacksonville, Inc. and by the written consent of the sole shareholder of MedSub, Inc.

     IN WITNESS WHEREOF, MedSub, Inc. has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 1st day of September, 1993.


                                                 MEDSUB, INC.


                                                 By: /s/ Michael R. Cote
                                                 ------------------------------
                                                     Michael R. Cote
                                                     Senior Vice President and
                                                       Assistant Secretary

                           CERTIFICATE OF PUBLICATION

                                       OF

                             CERTIFICATE OF MERGER

                                       OF

                    GOTTLIEB'S FINANCIAL SERVICES, INC. AND

                     ASSET MANAGEMENT OF JACKSONVILLE, INC.

                                 WITH AND INTO

                                  MEDSUB, INC.

         The surviving corporation certifies that a Notice of Merger and a publishing fee of $40.00 have been mailed or delivered to an authorized newspaper, as required by law.


                                        MEDSUB, INC.


                                        By: /s/ G. Edward Alexander, Jr.
                                            ------------------------------
                                            G. Edward Alexander, Jr.
                                            Vice President and Treasurer

Secretary of State                           RESERVATION NUMBER : 932350834
Business Services and Regulation             EFFECTIVE DATE     : 08/23/1993
Suite 315, West Tower                        EXPIRATION DATE    : 11/21/1993
2 Martin Luther King Jr. Dr.                 LICENSE NO.        : N/A
Atlanta, Georgia 30334-1330                  CONSENT ON FILE    : N/A
                                             PRINT ON FILE      : 08/24/1993
                                             FORM NUMBER        : 506


MEDAPHIS CORPORATION
ATTN: MICHELE SCOLLARD
2700 CUMBERLAND AND PKWY., STE. 300
ATLANTA, GA 30339


                          NAME RESERVATION CERTIFICATE

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that the records of the Secretary of State have been reviewed and the name

                      GOTTLIEB'S FINANCIAL SERVICES, INC.


is not identical to, and appears to be distinguishable from, the name of any other existing corporation, limited partnership or professional association on file pursuant to Title 14 of the Official Code of Georgia Annotated.

This certificate shall be valid for a nonrenewable period of ninety days from the date of this certificate for profit and nonprofit corporations, professional associations or limited partnerships. Please submit this original certificate with any subsequent formation filing for a corporation, limited partnership or professional association.

Name reservations are not renewable after expiration of the statutory reservation period stated above.


                                       /s/ Max Cleland
                                       --------------------------------------
                                           MAX CLELAND
                                           SECRETARY OF STATE

[SEAL]

                                      /s/ Verley J. Spivey
                                      ---------------------------------------
                                          VERLEY J. SPIVEY
                                          DEPUTY SECRETARY OF STATE

SECURITIES       CEMETERIES         CORPORATIONS         CORPORATIONS HOT LINE
 656-2894         656-3079            656-2817                404-656-2222
                                                         Outside Metro-Atlanta

Secretary of State                                DOCKET NUMBER  : 942080831
Business Services and Regulation                  CONTROL NUMBER : 9317650
Suite 315, West Tower                             EFFECTIVE DATE : 07/27/1994
2 Martin Luther King Jr. Dr.                      REFERENCE      : 0069
Atlanta, Georgia 30334-1530                       PRINT DATE     : 07/27/1994
                                                  FORM NUMBER    : 411


MEDAPHIS CORPORATION
MICHELE A. SCOLLARD
2700 CUMBERLAND PARKWAY, STE 300
ATLANTA, GEORGIA 30339


                             CERTIFICATE OF MERGER

I, MAX CLELAND, Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity:

GOTTLIEB'S FINANCIAL SERVICES, INC., a Georgia corporation


Non-Surviving Entity:

SUNMED, INC., a Georgia corporation


                                     /s/ Max Cleland
                                     -------------------------------------------
                                         MAX CLELAND
                                         SECRETARY OF STATE

[SEAL]

                                     /s/ Verley J. Spivey
                                     -------------------------------------------
                                         VERLEY J. SPIVEY
                                         DEPUTY SECRETARY OF STATE

SECURITIES       CEMETERIES         CORPORATIONS         CORPORATIONS HOT LINE
 656-2894         656-3079            656-2817                404-656-2222
                                                         Outside Metro Atlanta

                             ARTICLES OF MERGER OF
                      GOTTLIEB'S FINANCIAL SERVICES, INC.
                                      AND
                                  SUNMED, INC.

1. SunMed, Inc., a Georgia corporation ("SunMed"), will merge with and into Gottlieb's Financial Services, Inc., a Georgia corporation ("GFS"), (the "Merger"), and GFS will be the surviving corporation, pursuant to the Agreement and Plan of Merger attached hereto as Exhibit "A" and incorporated by reference herein.

2.   The Merger was duly approved by the shareholders of SunMed and GFS.

3.   The effective date of the merger is July 27, 1994.


                                     GOTTLIEB'S FINANCIAL SERVICES, INC.


                                     By:   /s/ Pamela Topper
                                     ---------------------------------
[CORPORATE SEAL]
                                      Title:   Chairman
                                      --------------------------------

ATTEST:

By:   /s/  Pamela Topper
   -------------------------------

Title:    Secretary
      ----------------------------


                                     SUNMED, INC.


                                     By: /s/ Pamela Topper
                                     --------------------------------
[CORPORATE SEAL]
                                     Title:  Chairman
                                     --------------------------------

ATTEST:

By:   /s/ Pamela Topper
   -------------------------------

Title:    Secretary
      ----------------------------

                        AGREEMENT AND PLAN OF MERGER OF
                                  SUNMED, INC.
                                 WITH AND INTO
                      GOTTLIEB'S FINANCIAL SERVICES, INC.

     This Agreement and Plan of Merger (the "Agreement") is made and entered into this 27th day of July, 1994 by and between SunMed, Inc., a Georgia corporation ("SunMed"), and Gottlieb's Financial Services, Inc., a Georgia corporation ("GFS") (SunMed and GFS being hereinafter sometimes collectively referred to as the "Constituent Corporations").

                                   Section 1

Merger

     1.1 On the Effective Date, SunMed shall be merged with and into GFS, and GFS (the "Surviving Corporation") shall continue in existence and the merger shall in all respects have the effect provided for in Section 14-2-1106 of the Georgia Business Corporation Code.

     1.2 Without limiting the foregoing, on and after the Effective Date, the separate existence of SunMed shall cease, and, in accordance with the terms of this Agreement, the title to all real estate and other property owned by each of the Constituent Corporations shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities of each of the Constituent Corporations; and any proceeding pending against any Constituent Corporation may be continued as if the merger did not occur or the Surviving Corporation may be substituted in its place.

                                   Section 2

Terms of the Transaction

     2.1 Upon the Effective Date, each share of SunMed Common Stock issued and outstanding immediately prior to the Effective Date or held in the treasury of SunMed shall, by virtue of the merger and without any action on the part of the holder thereof, thereupon be canceled and retired and cease to exist.

     2.2 After the Effective Date, each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of SunMed Common Stock will, upon surrender of such certificate or certificates, be entitled to be paid in cash the sum of $1.00 per share.

                                   Section 3

Directors and Officers

     The persons who are directors of GFS immediately prior to the Effective Date shall continue as the directors of the Surviving Corporation and shall continue to hold office as provided in the bylaws of the Surviving Corporation.

                                   Section 4

Articles of Incorporation and Bylaws

     4.1 From and after the Effective Date, the Articles of Incorporation of GFS, as in effect at such date, shall be the Articles of Incorporation of the Surviving Corporation and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

     4.2 From and after the Effective Date, the bylaws of GFS, in effect at such date, shall be the bylaws of the Surviving Corporation and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

                                   Section 5

Board Approval, Shareholder Approval, Effectiveness of Merger

     This Agreement has been approved by the Board of Directors and the shareholders of SunMed and GFS as provided by the Georgia Business Corporation Code. The merger shall become effective upon the date of delivery of the Articles of Merger to the Secretary of State of Georgia (said date is herein referred to as the "Effective Date").

                                   Section 6

Miscellaneous

     6.1 This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     6.2 This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Constituent Corporations have each caused this Agreement to be executed, their respective corporate seals to be affixed and the foregoing attested, all by their respective duly authorized officers, as of the date hereinabove first written.


                                       Gottlieb's Financial Services, Inc.


                                       By:  /s/ Pamela Topper
                                          --------------------------------
(CORPORATE SEAL)
                                       Title:   Chairman
ATTEST:                                      -----------------------------

By: /s/ Pamela Topper
   --------------------------
Title:     Secretary
      -----------------------


                                       SunMed, Inc.


                                       By:  /s/ Pamela Topper
                                           -------------------------------

(CORPORATE SEAL)

                                       Title:   Chairman
ATTEST:                                      -----------------------------

By: /s/ Pamela Topper
   --------------------------
Title:     Secretary
      -----------------------

             CERTIFICATE OF PUBLICATION OF CERTIFICATE OF MERGER OF

                           SUNMED, INC. WITH AND INTO

                      GOTTLIEB'S FINANCIAL SERVICES, INC.

     The surviving corporation certifies that a Notice of Merger and a publishing fee of $40.00 have been mailed or delivered to an authorized newpaper, as required by O.C.G.A., Section 14-2-1105.1(b).

                                GOTTLIEB'S FINANCIAL SERVICES, INC.


                                By: /s/ Pamela Topper
                                    --------------------------------
                                    Pamela S. Topper
                                    Vice President, General Counsel
                                    and Secretary

Secretary of State                            DOCKET NUMBER      : 961240469
Business Information and Services             CONTROL NUMBER     : 9317650
Suite 315, West Tower                         EFFECTIVE DATE     : 05/03/1996
2 Martin Luther King Jr. Dr.                  REFERENCE          : 0045
Atlanta, Georgia 30334-1530                   PRINT DATE         : 05/03/1996
                                              FORM NUMBER        : 401



KATHY L. SLAYMAN
PARANET CORPORATION SERVICES, INC.
3761 VENTURE DR., STE. 260
DULUTH, GA 30136


                             CERTIFICATE OF MERGER

I, the Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Georgia Law certifying the filing of articles of merger, fees and required statutory approval regarding the merger of the below entities, effective as of the date shown above.

Surviving Entity:
GOTTLIEB'S FINANCIAL SERVICES, INC., a Georgia corporation

Nonsurviving Entity/Entities:
MEDICAL MANAGEMENT-COMPUTER SERVICES, INC.
a Michigan corporation


                                       /s/ Lewis A. Massey
                                       --------------------------------------
[SEAL]                                     LEWIS A. MASSEY
                                           SECRETARY OF STATE

                             CERTIFICATE OF MERGER

                                       OF

                   MEDICAL MANAGEMENT-COMPUTER SERVICES, INC.

                                 WITH AND INTO

                      GOTTLIEB'S FINANCIAL SERVICES, INC.

     The undersigned corporation, organized and existing under and by virtue of the Georgia Business Corporation Code (the "Code"), DOES HEREBY CERTIFY:

     1. Medical Management-Computer Services, Inc., a Michigan corporation ("MMCS"), is merging with and into Gottlieb's Financial Services, Inc., a Georgia corporation ("GFS") (the "Merger"), and GFS will be the surviving Georgia corporation following the Merger, using the name "Gottlieb's Financial Services, Inc."

     2. The Articles of Incorporation of GFS (the "Articles") will continue after the Merger as the Articles of the surviving corporation until thereafter duly amended in accordance with their terms and the Code.

     3. The executed Plan of Merger pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Gottlieb's Financial Services, Inc., 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

     4. A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any corporation that is a party to the Merger.

     5. The Merger has been duly approved by the written consent of the sole shareholder of MMCS and by the written consent of the sole shareholder of GFS.

     IN WITNESS WHEREOF, GFS has caused its duly authorized offer to execute and deliver this Certificate of Merger as of the 3rd day of May, 1996.


                                            GOTTLIEB'S FINANCIAL SERVICES, INC.


                                            By: /s/ Michael R. Cote
                                            --------------------------------
                                            Michael R. Cote
                                            Senior Vice President - Finance
                                            and Chief Financial Officer

                      GOTTLIEB'S FINANCIAL SERVICES, INC.

                         CERTIFICATE OF VERIFICATION OF

                            REQUEST FOR PUBLICATION

      Pursuant to Section 14-2-1105.1(a) of the Georgia Business Corporation Code, Gottlieb's Financial Services, Inc., a Georgia corporation, hereby verifies that a request for publication of a notice of merger to merge Medical Management-Computer Services, Inc. with and into Gottlieb's Financial Services, Inc. and payment therefor have been made, as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 3rd day of May, 1996.


                                         GOTTLIEB'S FINANCIAL SERVICES, INC.


                                         By: /s/  Peggy Sherman
                                             ----------------------------------
                                             Peggy P. Sherman
                                             Vice President, Associate General
                                             and Assistant Secretary